BEAR STEARNS ASSET BACKED SECURITIES I LLC,
as Depositor

WILMINGTON TRUST COMPANY,
as Owner Trustee

and

LASALLE BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely in its capacity as Securities Administrator

_____________________________________

AMENDED AND RESTATED
TRUST AGREEMENT

Dated as of March 6, 2007

_____________________________________

Trust Certificates,
Series 2007-HE1

Table of Contents

ARTICLE I Definitions
Section 1.01	Definitions
Section 1.02	Other Definitional Provisions.
ARTICLE II Organization
Section 2.01	Name
Section 2.02	Office
Section 2.03	Purposes and Powers
Section 2.04	Appointment of Owner Trustee
Section 2.05	Initial Capital Contribution of Owner Trust Estate
Section 2.06	Issuance of Initial Certificates
Section 2.07	Declaration of Trust
Section 2.08	Liability of the Holders of the Certificates
Section 2.09	Title to Trust Property
Section 2.10	Situs of Trust
Section 2.11	Representations and Warranties of the Depositor
Section 2.12	Investment Company
ARTICLE III Conveyance of the HELOCs; Certificates
Section 3.01	Initial Ownership
Section 3.02	The Certificates
Section 3.03	Execution, Authentication and Delivery of the Certificates
Section 3.04	Registration of and Limitations on Transfers and Exchanges of the Certificates.
Section 3.05	Mutilated, Destroyed, Lost or Stolen Certificates
Section 3.06	Persons Deemed Certificateholders
Section 3.07	ERISA Restrictions
Section 3.08	Access to List of Certificateholders’ Names and Addresses
Section 3.09	Maintenance of Office or Agency
Section 3.10	Certificate Paying Agent
Section 3.11	Distributions on the Certificates
ARTICLE IV Authority and Duties of Owner Trustee
Section 4.01	General Authority
Section 4.02	General Duties
Section 4.03	Action upon Instruction
Section 4.04	No Duties Except as Specified under Specified Documents or in Instructions
Section 4.05	Restrictions
Section 4.06	Prior Notice to Certificateholders with Respect to Certain Matters
Section 4.07	Action by Certificateholders with Respect to Certain Matters
Section 4.08	Action by Certificateholders with Respect to Bankruptcy
Section 4.09	Restrictions on Certificateholders’ Power
Section 4.10	Majority Control
Section 4.11	Optional Redemption
ARTICLE V Application of Trust Funds
Section 5.01	Certificate Distribution Account
Section 5.02	Distributions
Section 5.03	Method of Payment
Section 5.04	Statements to Certificateholders
ARTICLE VI Concerning the Owner Trustee
Section 6.01	Acceptance of Trusts and Duties
Section 6.02	Furnishing of Documents
Section 6.03	Representations and Warranties
Section 6.04	Reliance; Advice of Counsel
Section 6.05	Not Acting in Individual Capacity
Section 6.06	Owner Trustee Not Liable for Certificates or Related Documents
Section 6.07	Owner Trustee May Own Certificates and Notes
Section 6.08	Payments from Owner Trust Estate
Section 6.09	Liability of Certificate Registrar and Certificate Paying Agent
ARTICLE VII Compensation of Owner Trustee
Section 7.01	Owner Trustee’s Fees and Expenses
Section 7.02	Indemnification
ARTICLE VIII Termination of Trust Agreement
Section 8.01	Termination of Trust Agreement
ARTICLE IX Successor Owner Trustees and Additional Owner Trustees
Section 9.01	Eligibility Requirements for Owner Trustee
Section 9.02	Replacement of Owner Trustee
Section 9.03	Successor Owner Trustee
Section 9.04	Merger or Consolidation of Owner Trustee
Section 9.05	Appointment of Co-Trustee or Separate Trustee
ARTICLE X Miscellaneous
Section 10.01	Amendments
Section 10.02	No Legal Title to Owner Trust Estate
Section 10.03	Limitations on Rights of Others
Section 10.04	Notices
Section 10.05	Severability
Section 10.06	Separate Counterparts
Section 10.07	Successors and Assigns
Section 10.08	No Petition
Section 10.09	No Recourse
Section 10.10	Headings
Section 10.11	GOVERNING LAW
Section 10.12	Integration
Section 10.13	Obligations
Section 10.14	Benefits of Trust Agreement
Section 10.15	Tax Matters

EXHIBITS
Exhibit A -	Form of Certificates
Exhibit B -	Certificate of Trust of Greenpoint Mortgage Funding Trust 2007-HE1
Exhibit C -	Form of Transfer Affidavit
Exhibit D -	Form of Transferor Certificate
Exhibit E -	Form of Investment Letter (Non-Rule 144A)
Exhibit F -	Form of Rule 144A and Related Matters Certificate

This Amended and Restated Trust Agreement, dated as of March 6, 2007 (as amended from time to time, this “Trust Agreement”), among Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, as depositor (the “Depositor”), Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the “Owner Trustee”) and LaSalle Bank National Association, not in its individual capacity, but solely in its capacity as Securities Administrator.

WITNESSETH THAT:

In consideration of the mutual agreements herein contained, the Depositor and the Owner Trustee agree as follows:

WHEREAS, pursuant to the Sale and Servicing Agreement entered into simultaneously with this Amended and Restated Trust Agreement, the Depositor intends to sell, transfer and assign to a Delaware statutory trust created hereunder certain HELOCs and related assets (together, the “Collateral”), which statutory trust would then pledge such Collateral under an indenture in order to secure the issuance of its Mortgage-Backed Notes, Series 2007-HE1, Class A-1, Class A-2, Class B-1 and Class B-2 Notes (the “Notes”), the net proceeds of which would be applied toward the purchase of the Collateral.

WHEREAS, the Depositor and the Owner Trustee have previously entered into the original Trust Agreement dated as of February 13, 2007 (the “Trust Agreement”).

WHEREAS, the parties hereto desire to amend the terms of and restate the Trust Agreement.

In consideration of the mutual agreements herein contained, the Depositor, the Owner Trustee and the Securities Administrator, solely for purposes of its agreement to serve as Certificate Registrar and Certificate Paying Agent, agree as follows:

ARTICLE I

Definitions

Section 1.01  Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture, dated as of March 6, 2007, among Greenpoint Mortgage Funding Trust 2007-HE1, as Issuing Entity, Citibank, N.A., as Indenture Trustee, and LaSalle Bank National Association, as Securities Administrator, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02  Other Definitional Provisions.

(a)  All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)  As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

(c)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; Article, Section and Exhibit references contained in this Trust Agreement are references to Articles, Sections and Exhibits in or to this Trust Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d)  The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)  Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Organization

Section 2.01  Name. The trust created hereby (the “Trust”) shall be known as “Greenpoint Mortgage Funding Trust 2007-HE1”, in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02  Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

Section 2.03  Purposes and Powers. The purpose of the Trust is to engage in the following activities:

(i)  to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Trust Agreement and to sell the Notes and the Certificates;

(ii)  to pay the organizational, start-up and transactional expenses of the Trust;

(iii)  to assign, grant, transfer, pledge and convey the Collateral pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to Section 5.02 herein, any portion of the Collateral released from the Lien of, and remitted to, the Trust pursuant to the Indenture;

(iv)  to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(v)  if directed by holders of Certificates representing more than 50% of the beneficial interests in the Trust, sell the Owner Trust Estate subsequent to the discharge of the Indenture, all for the benefit of the holders of the Certificates;

(vi)  to have certain portions of the Owner Trust Estate specified in the Indenture qualify as, and conduct the affairs of the Owner Trust Estate so that it qualifies as, one or more REMICs formed pursuant to the Indenture;

(vii)  to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(viii)  subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders, the Noteholders and Note Insurer.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the Basic Documents.

Section 2.04  Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Statutory Trust Statute.

Section 2.05  Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1 in exchange for which the Owner Trustee shall issue to the Depositor the Class S Certificates. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the Closing Date, of the foregoing contribution which shall constitute the initial corpus of the Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The Depositor’s payment of such amounts will not increase the Certificate Principal Balance of the Class S Certificates.

Section 2.06  Issuance of Initial Certificates. Upon the formation of the Trust by the initial contribution by the Depositor pursuant to Section 2.05, the Owner Trustee will issue the Class S Certificates to the Depositor.

Section 2.07  Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a “statutory trust” under the Statutory Trust Statute and that this Trust Agreement constitute the governing instrument of such statutory trust. No later than the Closing Date, the Owner Trustee shall cause the filing of the Certificate of Trust with the Secretary of State. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust.

Section 2.08  Liability of the Holders of the Certificates. The Holders of the Certificates shall have the same limitation of personal liability as common stockholders in a corporation, under the Delaware General Corporation Law.

Section 2.09  Title to Trust Property. Legal title to the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.10  Situs of Trust. The Trust will be located and administered in Delaware, Maryland, Minnesota, Illinois or New York. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the Delaware, Maryland, Minnesota, Illinois or New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, Maryland, Minnesota, Illinois or New York, and payments will be made by the Trust only from Delaware, Maryland, Minnesota, Illinois or New York. The only office of the Trust maintained by the Owner Trustee will be at the Corporate Trust Office in Delaware.

Section 2.11  Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(i)  The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii)  The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Depositor.

(iii)  The Depositor has the power and authority to execute and deliver this Trust Agreement and to carry out its terms; the Depositor has full power and authority to convey and assign the property to be conveyed and assigned to and deposited with the Trust as part of the Owner Trust Estate and the Depositor has duly authorized such conveyance and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Trust Agreement have been duly authorized by the Depositor by all necessary corporate action.

(iv)  The consummation of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(v)  The Trust is not required to register as an investment company under the Investment Company Act and is not under the control of a Person required to so register.

Section 2.12  Investment Company. Neither the Depositor nor any holder of a Certificate shall take any action which would cause the Trust to become an “investment company” which would be required to register under the Investment Company Act.

ARTICLE III

Conveyance of the HELOCs; Certificates

Section 3.01  Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 hereof and until the conveyance of the HELOCs pursuant to Section 2.01 of the Sale and Servicing Agreement and the issuance of the Class R Certificates, Class E Certificates and Class X Certificates, and thereafter except as otherwise permitted hereunder, the Depositor shall be the sole Certificateholder.

Section 3.02  The Certificates. The Certificates shall initially be issued as four certificates in definitive, fully registered form and shall initially be registered in the names set forth in Exhibits A-1 through A-4. The Class X Certificates will be issued as single certificates and will not have a Certificate Principal Balance. The Class X Certificates will not represent Regular Interests in any REMIC created pursuant to the Indenture. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee and authenticated by the Securities Administrator in the manner provided in Section 3.03. A Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Certificate duly registered in such transferee’s name pursuant to and upon satisfaction of the conditions set forth in Section 3.04.

Section 3.03  Execution, Authentication and Delivery of the Certificates. Concurrently with the sale of the HELOCs to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates issued hereunder to be executed on behalf of the Trust and the Securities Administrator shall cause the Certificates to be authenticated and delivered, as set forth in Exhibits A-1 through A-4, to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in the authorized denomination. The Certificates shall not entitle its Holder to any benefits under this Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibits A-1 through A-3 hereto, respectively, executed by the Securities Administrator or by an authenticating agent of the Issuing Entity, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. A Certificate shall be dated the date of its authentication.

Section 3.04  Registration of and Limitations on Transfers and Exchanges of the Certificates.

(a)  The Securities Administrator is hereby appointed as the Certificate Registrar of the Trust. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.09, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided; provided, however, that no related Residual Certificates nor related Class E Certificates shall be issued in any such transfer and exchange representing less than a 100% Percentage Interest in such Certificate. If the Certificate Registrar resigns or is removed, the Depositor shall appoint a successor Certificate Registrar.

(b)  Subject to satisfaction of the conditions set forth below, with respect to the Certificates, upon surrender for registration of transfer of Certificates at the office or agency maintained pursuant to Section 3.09, the Owner Trustee and the Certificate Register shall execute, authenticate and deliver in the name of the designated transferee, a new Certificate evidencing the Percentage Interest of the Certificate so surrendered and dated the date of authentication by the Certificate Registrar. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.09.

Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of the Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificates or any other expense arising as a result of any registration of transfer or exchange.

Except for the initial issuance of the Residual Certificates on the Closing Date, no Person shall become a Certificateholder of the Residual Certificates until the requirements of section 3.04(g) shall have been complied with.

The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register any transfer or exchange of a related Residual Certificate or related Class E Certificate for a period of 15 days preceding the due date for any payment with respect to such Certificates.

(c)  The Certificates shall be assigned, transferred, exchanged, pledged, financed, hypothecated or otherwise conveyed (collectively, for purposes of this Section 3.04 and any other Section referring to the Certificates, “transferred” or a “transfer”) only in accordance with this Section 3.04.

(d)  No transfer of a Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts (or shall be deemed to certify in the case of a Book-Entry Certificate) surrounding the transfer by (x)(i) the delivery to the Securities Administrator by the Certificateholder desiring to effect such transfer of a certificate substantially in the form set forth in Exhibit D (the “Transferor Certificate”) and (ii) the delivery by the Certificateholder’s prospective transferee of (A) a letter in substantially the form of Exhibit E (the “Investment Letter”) if the prospective transferee is an Institutional Accredited Investor or (B) a letter in substantially the form of Exhibit F (the “Rule 144A and Related Matters Certificate”) if the prospective transferee is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (y) there shall be delivered to the Securities Administrator an Opinion of Counsel addressed to the Indenture Trustee and the Securities Administrator that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Indenture Trustee. The Depositor shall provide to any Holder of a Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the HELOCs and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Indenture Trustee and the Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the HELOCs and other matters regarding the Trust Estate as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee, the Depositor, the Sellers, the Owner Trustee, the Securities Administrator and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(e)  With respect to the transfer of a Class E, Class X or Residual Certificate such Person shall comply with the provisions of Section 3.07, as applicable, relating to the ERISA restrictions with respect to the acceptance or acquisition of such Class E, Class X or Residual Certificate.

(f)  For so long as any of the Certificates are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Certificate Registrar agrees to cooperate with, and act in accordance with the direction of, the Depositor in providing to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information in the Certificate Registrar’s possession and required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act. Any reasonable, out-of-pocket expenses incurred by the Certificate Registrar in providing such information shall be reimbursed by the Depositor.

(g)  Each Person that has or that acquires any Ownership Interest in any Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Certificate Registrar or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in the Residual Certificates are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Owner Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

(ii)  No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)  No Ownership Interest in a Residual Certificate may be transferred without the express written consent of the Owner Trustee, the Note Insurer, the Depositor and the Certificate Registrar. In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Owner Trustee shall, as a condition to such consent, require delivery to it, the Depositor, the Note Insurer, the Securities Administrator and the Certificate Registrar in form and substance satisfactory to it, an affidavit and agreement in the form of Exhibit C hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in a Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee and that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates, and an affidavit from the proposed transferor in the form of Exhibit G to the effect that it does not have actual knowledge that any statements made by the proposed transferee in such affidavit is false.

(iv)  Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 3.04(g) shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 3.04, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.04, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Owner Trustee and the Certificate Registrar shall be under no liability to any Person for any registration of transfer of any Residual Certificate that is in fact not permitted by this Section 3.04(g) or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Owner Trustee, the Depositor and the Certificate Registrar received all affidavits and covenants with respect to such transfer provided for under this Section 3.04(g). The Certificate Paying Agent, on behalf of the Trust, shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Certificate Paying Agent shall be distributed and delivered by the Certificate Paying Agent to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(v)  If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 3.04(g), then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the underwriter to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Certificate Registrar or its affiliates), expenses and taxes due, if any, will be remitted by the Certificate Paying Agent to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Paying Agent determines that the Holder of such Residual Certificate may be liable for any amount due under this Section 3.04 or any other provisions of this Agreement, the Certificate Paying Agent may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Certificate Registrar and the Certificate Paying Agent, and neither such Person shall be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi)  If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 3.04(g), then the Certificate Registrar will provide to the Internal Revenue Service, and to the persons specified in Section 860E(e)(3) of the Code, information needed to compute the tax imposed under Section 860E(e)(1) of the Code on transfers of residual interests to disqualified organizations.

(h)  Each Person that has or that acquires an Ownership Interest in the Class S Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound to reimburse advances made by the Servicer to fund related Draws on the related HELOCs pursuant to the Servicing Agreement and to the extent set forth in Section 2.01(b) of the Sale and Servicing Agreement.

Section 3.05  Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee or the Certificate Registrar, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.05, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the Certificate Registrar (including fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.05 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06  Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.03 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

Section 3.07  ERISA Restrictions. The Class E, Class X and Residual Certificates may not be acquired or transferred to a transferee for or on behalf of a Plan. Each prospective transferee, other than the Initial Holder or its affiliate, shall represent and warrant to the Certificate Registrar that it is not a Plan or any person acting on behalf of, or purchasing such Certificate with Plan Assets of, a Plan, in accordance with Exhibit E or Exhibit F hereto, as applicable. By accepting and holding its beneficial ownership interest in a Class E, Class X or Residual Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Plan.

Section 3.08  Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Depositor, the Certificate Paying Agent, the Note Insurer or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor, the Certificate Paying Agent, the Note Insurer or the Owner Trustee, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Paying Agent, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.09  Maintenance of Office or Agency. The Trust shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Certificates and the Basic Documents may be delivered. The Trust initially designates the Corporate Trust Office of the Securities Administrator as its office for purposes of delivery of notices. The Certificate Registrar shall give prompt written notice to the Depositor, the Certificate Paying Agent, the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.10  Certificate Paying Agent. (a) The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account on behalf of the Trust in accordance with the provisions of the Certificates and Section 5.02 hereof from payments remitted to the Certificate Paying Agent by the Securities Administrator pursuant to Section 3.03 of the Indenture. The Trust hereby appoints the Securities Administrator as Certificate Paying Agent and the Securities Administrator hereby accepts such appointment and further agrees that it will be bound by the provisions of this Trust Agreement relating to the Certificate Paying Agent and shall:

(i)  hold all sums held by it for the payment of amounts due with respect to the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii)  give the Owner Trustee notice of any default by the Trust of which a Responsible Officer of the Certificate Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Certificates;

(iii)  at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

(iv)  not resign from its position as Certificate Paying Agent except that it shall immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of Certificates if at any time it ceases to meet the standards under this Section 3.09 required to be met by the Certificate Paying Agent at the time of its appointment;

(v)  comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)  not institute bankruptcy proceedings against the Issuing Entity in connection with this Trust Agreement.

(b)  The Trust may revoke such power and remove the Certificate Paying Agent if it determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. In the event that LaSalle Bank National Association shall no longer be the Securities Administrator and the Certificate Paying Agent under this Trust Agreement and Paying Agent under the Indenture, the Trust shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company) and which shall also be the successor Paying Agent under the Indenture. The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Trust to execute and deliver to the Owner Trustee an instrument to the effect set forth in Section 3.10(a) as it relates to the Certificate Paying Agent. The Certificate Paying Agent shall return all unclaimed funds to the Trust and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 6.01, 6.04, 6.05, 6.06, 6.07, 6.08, 7.01 and 7.02 shall apply to the Certificate Paying Agent to the same extent applicable to the Owner Trustee except where the context requires otherwise. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

(c)  The Certificate Paying Agent shall establish and maintain with itself a trust account (the “Certificate Distribution Account”) in which the Certificate Paying Agent shall deposit, on the same day as it is received from the Securities Administrator, each remittance received by the Certificate Paying Agent with respect to payments made pursuant to the Indenture. The Certificate Paying Agent shall make all distributions to Certificates, from moneys on deposit in the Certificate Distribution Account, in accordance with Section 5.02 hereof. The funds in the Certificate Distribution Account shall be held uninvested. The Certificate Distribution Account may be a subaccount of the Payment Account.

Section 3.11  Distributions on the Certificates. The Certificateholders will be entitled to distributions on each Payment Date, as provided in this Agreement, the Sale and Servicing Agreement and the Indenture.

(a)  With respect to the Certificateholders and any Payment Date, any amounts remaining in the Payment Account for distribution to the Certificateholders pursuant to Section 3.02 of the Indenture, to the extent such funds are received by the Certificate Paying Agent, shall be distributed by the Certificate Paying Agent as follows:

(i)  first, to the Owner Trustee, any unpaid and unreimbursed Expenses due and owing to it pursuant to the Operative Agreements (including Section 7.02 herein);

(ii)  second, to the Holders of the Class S Certificates, as set forth in Section 3.02 of the Indenture;

(iii)  third, to the Holders of the Class E Certificates, the Class E Distribution Amount; and

(iv)  fourth, to the Holders of the Residual Certificates, any remaining amounts after distributions pursuant to clauses (i), (ii) and (iii) above, based on the related REMIC in which such amounts remain.

provided, that on the Payment Date on which the Redemption Price is distributed, the portion, if any, of the Redemption Price equal to the Certificate Principal Balance of the Class S Certificates shall be distributed pursuant to this Section 3.11(a) to the Class S Certificateholders and the portion, if any, of the Redemption Price equal to the Certificate Principal Balance of the Class E Certificates shall be distributed pursuant to Section 3.11(a)(iii) to the Class E Certificateholders, as applicable.

ARTICLE IV

Authority and Duties of Owner Trustee

Section 4.01  General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any other agreement or instrument described herein, as evidenced conclusively by the Owner Trustee’s execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents.

Section 4.02  General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Trust Agreement.

Section 4.03  Action upon Instruction. (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

(b)  Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c)  Whenever the Owner Trustee is required to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any Basic Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instructions of the Certificateholders and the Note Insurer, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for such action or inaction.

Section 4.04  No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 4.03; and no implied duties or obligations shall be read into this Trust Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at anytime or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Trust Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Owner Trust Estate.

Section 4.05  Restrictions. (a) The Owner Trustee or the Depositor (or an Affiliate thereof) shall not take any action that is inconsistent with the purposes of the Trust set forth in Section 2.03. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Agreement.

(b)  The Owner Trustee shall not convey or transfer any of the Trust’s properties or assets, including those included in the Owner Trust Estate, to any person or accept any further contribution to the Owner Trust Estate, or engage or cause the Trust to engage, in any other action that may adversely affect any REMIC created pursuant to the Indenture, unless it shall have received an Opinion of Counsel rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization to the effect that such transaction will not have any material adverse federal income tax consequence to the Trust or any Certificateholder or any Noteholder or any REMIC created pursuant to the Indenture.

Section 4.06  Prior Notice to Certificateholders and Note Insurer with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders, the Securities Administrator and the Note Insurer in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a)  the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the HELOCs) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the HELOCs);

(b)  the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(c)  the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d)  the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders or any REMIC created pursuant to the Indenture; and

(e)  the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Trust Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Trust Agreement, as applicable.

Section 4.07  Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not, except upon the direction of the Certificateholders and the Note Insurer, unless otherwise expressly provided in the Basic Documents sell the HELOCs after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders and the Note Insurer.

Section 4.08  Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the Note Insurer and the consent of the Owner Trustee and the delivery to the Owner Trustee by each such Certificateholder and the Note Insurer of a certificate certifying that such Certificateholder and the Note Insurer reasonably believes that the Trust is insolvent. This paragraph shall survive for one year following termination of this Trust Agreement.

Section 4.09  Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Trust Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.10  Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Trust Agreement may be taken by the Holders of Certificates evidencing not less than a majority Percentage Interest of the Certificates with the consent of the Note Insurer as required. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority Percentage Interest of the Certificates at the time of the delivery of such notice.

Section 4.11  Optional Redemption. Upon receipt of written instructions provided to the Securities Administrator by the Majority Class E Certificateholder, with the consent of the Note Insurer, if applicable, the Issuing Entity shall redeem the Notes in accordance with Section 8.06 of the Indenture and the Securities Administrator shall provide all necessary notices on behalf of the Issuing Entity to effect the foregoing, provided that such Holder shall deposit with the Securities Administrator an amount equal to the aggregate redemption price specified under Section 8.06 of the Indenture and such Holder complies with the requirements set forth in Section 8.08 of the Indenture. The Issuing Entity shall not have the power to exercise the right to redeem the Notes pursuant to Section 8.06 of the Indenture, except as provided above.

ARTICLE V

Application of Trust Funds

Section 5.01  Certificate Distribution Account. All of the right, title and interest of the Trust in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof shall be held for the benefit of the Certificateholders and such other persons entitled to payments therefrom. Except as otherwise expressly provided herein or in the Sale and Servicing Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Certificate Paying Agent for the benefit of the Certificateholders. The Certificate Distribution Account shall be subject to and established and maintained in accordance with the applicable provisions of the Sale and Servicing Agreement and the Indenture, including, without limitation, the provisions of Section 5.10 of the Sale and Servicing Agreement regarding distributions from the Certificate Distribution Account.

Section 5.02  Distributions. (a) The Securities Administrator hereby directs the Certificate Paying Agent after the Noteholders have been paid amounts owed to them pursuant to the Indenture and the Note Insurer has been paid amounts owed to it pursuant to the Indenture and the Insurance Agreement to distribute on each Payment Date to the Holders amounts on deposit in the Certificate Distribution Account in accordance with Section 5.10 of the Sale and Servicing Agreement and Section 3.11 hereof and the Certificate Paying Agent hereby acknowledges such direction.

(b)  In the event that any withholding tax is imposed on the distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.02. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (b).

(c)  Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including the Noteholders and the Note Insurer.

Section 5.03  Method of Payment. Subject to Section 8.01(c), distributions required to be made to Certificateholders on any Payment Date as provided in Section 5.02 shall be made to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

Section 5.04  Statements to Certificateholders. On each Payment Date, the Securities Administrator shall make available to each Certificateholder the statement or statements provided to the Owner Trustee by the Securities Administrator pursuant to Section 7.04 of the Indenture with respect to such Payment Date.

ARTICLE VI

Concerning the Owner Trustee

Section 6.01  Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Trust Agreement. The Owner Trustee and the Certificate Paying Agent also agree to disburse all moneys actually received by each of them constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Trust Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, gross negligence or bad faith or grossly negligent failure to act or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)  The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Certificateholders or any other Person permitted under this Trust Agreement;

(b)  No provision of this Trust Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights, duties or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)  Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of interest on the Notes and the Certificates.

(d)  The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor or any other Person or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, the Notes, the Certificates and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

(e)  The execution, delivery, authentication and performance by it of this Trust Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency;

(f)  The Owner Trustee shall not be liable for the default or misconduct of the Depositor, Indenture Trustee, Certificate Registrar, Certificate Paying Agent, Securities Administrator or the Master Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust or the Owner Trustee under this Trust Agreement or the other Basic Documents that are required to be performed by the Depositor, Indenture Trustee, Certificate Registrar, Certificate Paying Agent, Securities Administrator or the Master Servicer under any of the Basic Documents or otherwise.

(g)  The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it or duties imposed by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

(h)  In no event shall the Owner Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including, without limitation, lost profits, or for any losses due to forces beyond the control of the Owner Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Owner Trustee by third parties.

(i)  Notwithstanding any Person’s right to instruct the Owner Trustee neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required pursuant to the Sarbanes Oxley Act of 2002 or the rules and regulations thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach hereunder.

Section 6.02  Furnishing of Documents. The Owner Trustee shall furnish to the Securityholders and the Note Insurer promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trust under the Basic Documents.

Section 6.03  Representations and Warranties. Wilmington Trust Company hereby represents and warrants to the Securities Administrator and the Depositor, for the benefit of the Certificateholders and the Note Insurer, that:

(a)  It is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement;

(b)  It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf;

(c)  Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of Wilmington Trust Company or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;

(d)  This Trust Agreement assuming due authorization, execution and delivery by the Securities Administrator and the Depositor, constitutes a valid, legal and binding obligation of Wilmington Trust Company, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(e)  Wilmington Trust Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Wilmington Trust Company or its properties or might have consequences that would materially adversely affect its performance hereunder; and

(f)  No litigation is pending or, to the best of Wilmington Trust Company’s knowledge, threatened against Wilmington Trust Company which would prohibit its entering into this Trust Agreement or performing its obligations under this Trust Agreement.

Section 6.04  Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, note, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)  In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents, attorneys, custodians or nominees (including persons acting under a power of attorney) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees (including persons acting under a power of attorney) if such persons have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons to the extent such counsel, accountants or other such Persons were selected with reasonable care and good faith.

Section 6.05  Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 6.06  Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein and in the Certificates (other than the signatures of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Related Documents, or of MERS or the MERS® System. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Trust Agreement or the Noteholders under the Indenture, including compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar, the Indenture Trustee or the Securities Administrator taken in the name of the Owner Trustee.

Section 6.07  Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may, subject to Section 3.04, become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Seller, the Certificate Paying Agent, the Certificate Registrar and the Indenture Trustee in transactions with the same rights as it would have if it were not Owner Trustee.

Section 6.08  Payments from Owner Trust Estate. All payments to be made by the Owner Trustee under this Trust Agreement or any of the Basic Documents to which the Owner Trustee is a party shall be made only from the income and proceeds of the Owner Trust Estate or from other amounts required to be provided by the Certificateholders and only to the extent that the Owner Trust shall have received income or proceeds from the Owner Trust Estate or the Certificateholders to make such payments in accordance with the terms hereof. Wilmington Trust Company, in its individual capacity, shall not be liable for any amounts payable under this Trust Agreement or any of the Basic Documents to which the Owner Trustee is a party.

Section 6.09  Liability of Certificate Registrar and Certificate Paying Agent. All provisions affording protection or rights to or limiting the liability of the Owner Trustee, including the provisions of this Agreement permitting the Owner Trustee to resign, merge or consolidate, shall inure as well to the Certificate Registrar and Certificate Paying Agent.

ARTICLE VII

Compensation of Owner Trustee

Section 7.01  Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive from the Seller as compensation for its services hereunder such fees as have been separately agreed upon by the Owner Trustee and the Seller before the date hereof. In the event that the Seller fails to pay such fees on any Payment Date, the Owner Trustee shall be entitled to such fee from funds on deposit in the Payment Account prior to any distributions to the Noteholders and Certificateholders on such Payment Date. Additionally, the Owner Trustee shall be reimbursed from amounts on deposit in the Payment Account, in accordance with Section 5.08(a)(vii) of the Sale and Servicing Agreement, for its reasonable expenses hereunder and under the Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may reasonably employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents. All such amounts constitute Extraordinary Trust Fund Expenses.

Section 7.02  Indemnification. The Depositor shall indemnify, defend and hold harmless the Owner Trustee (in its individual and trustee capacity) and its respective successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Trust Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee, hereunder, provided, that:

(i)  the Depositor shall not be liable for or required to indemnify an Indemnified Party, as applicable, from and against Expenses arising or resulting from such Indemnified Party’s own willful misconduct, gross negligence or bad faith or, as to the Owner Trustee, as a result of any inaccuracy of a representation or warranty of the Owner Trustee contained in Section 6.03 expressly made by the Owner Trustee;

(ii)  with respect to any such claim, the Indemnified Party shall have given the Depositor written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof; provided, however, that failure to give such notice shall not affect the indemnification of the Indemnified Party except to the extent the Depositor is materially prejudiced by such failure;

(iii)  while maintaining control over its own defense, the Depositor shall consult with the Indemnified Party in preparing such defense; and

(iv)  notwithstanding anything in this Agreement to the contrary, the Depositor shall not be liable for settlement of any claim by an Indemnified Party entered into without the prior consent of the Depositor which consent shall not be unreasonably withheld.

The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee or the termination of this Trust Agreement. In addition, upon written notice to the Owner Trustee and with the consent of the Owner Trustee which consent shall not be unreasonably withheld, the Depositor has the right to assume the defense of any claim, action or proceeding against the Owner Trustee.

The Seller agrees to indemnify the Indemnified Parties for any loss, liability or expense for which the Depositor is required to indemnify the Indemnified Parties pursuant to this Section 7.02, other than (x) any loss liability or expense required to be covered by the Master Servicer pursuant to Section 6.03 of the Sale and Servicing Agreement or (y) and any loss, liability or expense actually paid by the Depositor in accordance with this Section 7.02.

ARTICLE VIII

Termination of Trust Agreement

Section 8.01  Termination of Trust Agreement. (a) This Trust Agreement (other than Article VII and Section 10.08) shall terminate and the Trust shall dissolve, wind up and terminate in accordance with Section 3808 of the Statutory Trust Statute and be of no further force or effect upon the earlier of (i) the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and this Trust Agreement and (ii) the distribution of all of the assets of the Owner Trust Estate, in accordance with written instructions provided to the Certificate Paying Agent by the Majority Class E Certificateholder, following the optional redemption of the Notes effected by the Majority Class E Certificateholder pursuant to Section 8.06 of the Indenture; provided that all amounts owing to the Noteholders or the Note Insurer to the extent payable from the Owner Trust Estate or proceeds thereof have been paid in full and that all obligations under the Indenture and Insurance and Indemnity Agreement, as applicable, have been discharged. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Trust Agreement or the Trust or (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)  Except as provided in Section 8.01(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

(c)  Notice of any termination of the Owner Trust Estate, specifying the Payment Date upon which related Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to related Certificateholders and Note Insurer, mailed within five Business Days of receipt of notice of the final payment on the Notes from the Securities Administrator, stating (i) the Payment Date upon or with respect to which final payment of the related Certificates shall be made upon presentation and surrender of the related Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the related Certificates at the office of the Certificate Payment Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to related Certificateholders. Upon presentation and surrender of the related Certificates, the Certificate Paying Agent shall cause to be distributed to related Certificateholders amounts distributable on such Payment Date pursuant to Section 5.02.

In the event that all of the related Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Paying Agent shall give a second written notice to the remaining related Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the related Certificates was to have been made pursuant to Section 3.03 of the Indenture, all the Certificates shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the Depositor.

(d)  Upon the winding up of the Trust and its termination, the Owner Trustee shall, at the direction and expense of the Seller, cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(c) of the Statutory Trust Statute.

ARTICLE IX

Successor Owner Trustees and Additional Owner Trustees

Section 9.01  Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody’s and/or at least BBB- by Standard and Poor’s and is otherwise acceptable to the Note Insurer and Rating Agencies. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

Section 9.02  Replacement of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days prior written notice thereof to the Depositor, the Securities Administrator and the Note Insurer. Upon receiving such notice of resignation, the Depositor with the consent of the Note Insurer shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor with the consent of the Note Insurer may remove the Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

Section 9.03  Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Indenture Trustee, the Securities Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Trust Agreement; and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section 9.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, the Owner Trustee shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders, the Note Insurer and the Rating Agencies.

Section 9.04  Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 9.01 and, provided, further, that the Owner Trustee shall (i) mail notice of such merger or consolidation to the Rating Agencies and (ii) file all amendments to the Certificate of Trust with the Secretary of State if required by the Statutory Trust Statute.

Section 9.05  Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)  All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)  No trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

(c)  The Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE X

Miscellaneous

Section 10.01  Amendments. (a) This Trust Agreement may be amended from time to time by the parties hereto as specified in this Section, provided that any amendment, except as provided in subparagraph (e) below, be accompanied by an Opinion of Counsel addressed to the Owner Trustee, the Certificate Registrar, the Note Insurer and the Certificate Paying Agent and obtained by the Depositor to the effect that such amendment (i) complies with the provisions of this Section and (ii) would not cause the Trust to be subject to an entity level tax for federal income tax purposes.

(b)  If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e. to give effect to the intent of the parties and, if applicable, to the expectations of the Holders), it shall not be necessary to obtain the consent of any Noteholders or Certificateholders, but (A) the Owner Trustee, the Certificate Registrar, the Note Insurer and the Certificate Paying Agent shall be furnished with (i) a letter from each of the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Note or the rating then assigned to any Note (without regard to the Policy) or (ii) an Opinion of Counsel obtained by the Depositor to the effect that such action will not adversely affect in any material respect the interests of any Noteholders, the Note Insurer or Certificateholders or any REMIC created pursuant to the Indenture and (B) the written consent of the Note Insurer shall be required.

(c)  If the purpose of the amendment is to prevent the imposition of any federal or state taxes or to comply with any requirements imposed by the Code and the REMIC Provisions, at any time that any Security is outstanding, it shall not be necessary to obtain the consent of any Noteholders or Certificateholders, but the Owner Trustee, the Certificate Registrar, the Note Insurer and the Certificate Paying Agent shall be furnished with (A) the written consent of the Note Insurer and (B) an Opinion of Counsel obtained by the Depositor that such amendment is necessary or helpful to prevent the imposition of such taxes or to comply with such laws and is not materially adverse to any Noteholders, the Note Insurer or Certificateholders or any REMIC created pursuant to the Indenture.

(d)  If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement other than as contemplated in (b) and (c) above, the amendment shall require (A) an Opinion of Counsel obtained by the Depositor to the effect that such action will not adversely affect in any material respect the interests of any Noteholders, the Note Insurer or Certificateholders or any REMIC created pursuant to the Indenture, (B) the written consent of the Note Insurer and (C) either (a) a letter from each of the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Note (without regard to the Policy) or (b) the consent of Holders of Certificates evidencing a majority Percentage Interest of the Certificates and the consent of Noteholders representing at least 51% of the Note Principal Balance of the Notes; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding or (iii) change the permitted activities of the Trust as set forth herein.

(e)  If the purpose of the amendment is to provide for the holding of any of the Certificates in book-entry form, it shall require the written consent of Holders of all such Certificates then outstanding and the Note Insurer; provided, that the Opinion of Counsel specified in subparagraph (a) above shall not be required.

(f)  Promptly after the execution of any such amendment or consent, the Depositor shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, the Note Insurer and the Rating Agencies. It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Trust Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(g)  In connection with the execution of any amendment to any agreement to which the Trust is a party, other than this Trust Agreement, the Owner Trustee, the Certificate Registrar, the Note Insurer and the Certificate Paying Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the documents subject to such amendment and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

(h)  No amendment or agreement affecting the rights or duties of the owner Trustee, Certificate Registrar or the Certificate Paying Agent may be entered into without the consent of the affected party. The Owner Trustee shall not be required to enter into any amendment which adversely affects its rights, duties or immunities under this Trust Agreement or the other Basic Documents.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

Section 10.02  No Legal Title to Owner Trust Estate. The Certificateholders shall not have legal title to any part of the Owner Trust Estate solely by virtue of their status as a Certificateholder. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and VIII. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 10.03  Limitations on Rights of Others. Except for Section 2.07, the provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Securities Administrator, the Certificateholders, the Note Insurer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Trust Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

Section 10.04  Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt, to the Owner Trustee at: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington Delaware 19890, Attn: Corporate Trust Administration; to the Depositor at: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: General Counsel; to the Indenture Trustee, the Certificate Registrar and the Certificate Paying Agent at its Corporate Trust Office; to XL Capital Assurance Inc. at: 1221 Avenue of the Americas New York, NY 10020, Attn: Surveillance - Greenpoint Mortgage Funding Trust 2007-HE1, Policy No. CA0367A, with a copy to the General Counsel at the above address, and in each case in which a demand, notice or other communication to XL Capital Assurance Inc. refers to a Default, an Event of Default or any event with respect to which failure on the part of XL Capital Assurance Inc. to respond shall be deemed to constitute consent or acceptance, then such demand, notice or other communication shall be marked to indicate “URGENT MATERIAL ENCLOSED”; to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. at: 55 Water Street, New York, New York 10041; to Moody’s Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10001; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b)  Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

(c)  A copy of any notice delivered to the Owner Trustee or the Trust shall also be delivered to the Depositor.

Section 10.05  Severability. Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.06  Separate Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.07  Successors and Assigns. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Owner Trustee and its successors, and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 10.08  No Petition. To the fullest extent permitted by applicable law, the Owner Trustee, by entering into this Trust Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations to the Certificates, the Notes, this Trust Agreement or any of the Basic Documents. This Section shall survive for one year following the termination of this Trust Agreement.

Section 10.09  No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder’s Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Seller, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Certificate Paying Agent or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Certificates or the Basic Documents.

Section 10.10  Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.11  GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.12  Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 10.13  Obligations. The execution and delivery of this Trust Agreement by LaSalle Bank National Association is not in its individual capacity but solely in its capacity as Securities Administrator, and solely for purposes of its appointment and agreement to serve as Certificate Registrar and Certificate Paying Agent. The Securities Administrator shall have no duties or obligations under this Agreement except for those duties expressly set forth in this Agreement as duties of the Certificate Registrar or Certificate Paying Agent, and no implied duties shall be read into this Agreement on the part of the Securities Administrator (or Certificate Paying Agent or Certificate Registrar). In entering into this Agreement and with respect to all matters arising under this Agreement, the Securities Administrator shall enjoy and be protected by all of the rights, powers, benefits, immunities, indemnities and other protections granted to it under Article VI of the Indenture, whether acting in its capacity as Certificate Registrar or as Certificate Paying Agent.

Section 10.14  Benefits of Trust Agreement. The Note Insurer and any successor and assign shall be a third-party beneficiary to the provisions of this Trust agreement. To the extent that this Trust Agreement confers upon or gives or grants to the Note Insurer any right, remedy or claim under or by reason of this Trust Agreement, the Note Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Trust Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders and the Note Insurer, any benefit or any legal or equitable right, remedy or claim under this Trust Agreement.

Section 10.15  Tax Matters.

(a) The Securities Administrator shall, to the extent under its control, conduct the affairs of the Owner Trust Estate at all times that any Certificates and Notes are outstanding so as to maintain the status of each REMIC formed pursuant to the Indenture as a REMIC under the REMIC Provisions. The Securities Administrator shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed pursuant to the Indenture. The Owner Trustee shall cooperate and furnish upon the request of the Securities Administrator any records, information and materials in its possession relating to each REMIC formed pursuant to the Indenture as may be necessary for the Securities Administrator to prepare the returns, schedules and statements required to be furnished to the taxing authorities or Noteholders or Certificateholders with respect to each REMIC formed pursuant to the Indenture, or to perform its other duties relating to the tax matters of the Owner Trust Estate, as provided in Indenture.

(b) The Holder of the greatest Percentage Interest in a related Class of Residual Certificates shall be the Tax Matters Person for each related REMIC formed pursuant to the Indenture. Such Holder hereby agrees to appoint the Securities Administrator, or any successor thereto or assignee thereof, to serve on its behalf as tax administrator under the Indenture with respect to each such REMIC.

(c) For federal income and tax reporting purposes, each Holder of a Certificate shall take positions that are consistent with the intended tax treatment of the Owner Trust Estate as one or more REMICs and the tax treatment expressed in the Basic Documents with regard to distributions and other transactions contemplated therein, including but not limited to, the tax treatment of amounts on deposit in the Net WAC Cap Rate Carryover Reserve Account and payments to and from the Net WAC Cap Rate Carryover Reserve Account in respect of Net WAC Cap Rate Carryover Amounts. The Holders of the Class E Certificates acknowledge that all amounts earned on amounts on deposit in the Net WAC Cap Rate Carryover Reserve Account will be taxable to such Holders, and agree to deposit into the related Net WAC Cap Rate Carryover Reserve Account an amount equal to any losses on invested amounts out of their own funds immediately as realized.

(d) In the event that any tax is imposed on “prohibited transactions” of any REMIC formed pursuant to the Indenture as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Owner Trust Estate as defined in Section 860G(c) of the Code, on any contribution to any REMIC formed pursuant to the Indenture after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax, including, without limitation, any federal, state or local tax or minimum tax, is imposed upon any REMIC formed pursuant to the Indenture, and is not paid by the party causing such tax to arise as otherwise provided for in the Indenture, the Holders of the Residual Certificates agree that such tax shall be paid, as further described in the Indenture, with amounts otherwise to be distributed to the such Holders prior to allocating any such tax to the Noteholders. Notwithstanding anything to the contrary contained herein, to the extent that any such tax is payable by the Holder of any Residual Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date from the amounts payable to the Certificate Distribution Account for distribution to the Holders of such Certificates amounts sufficient to pay such tax. The Securities Administrator will promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

(e) Notwithstanding anything to the contrary in this Agreement, the Securities Administrator shall not be obligated to perform any tax preparing, filing or reporting in connection with the Class X Certificates.

IN WITNESS WHEREOF, the Depositor, the Owner Trustee and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC,
as Depositor

By: /s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President

WILMINGTON TRUST COMPANY,
as Owner Trustee

By: /s/ Dorri E. Wolhar
Name: Dorri E. Wolhar
Title:  Financial Services Officer

LASALLE BANK NATIONAL ASSOCIATION,
not individually but solely in its capacity as Securities
Administrator

By: /s/ Rita Lopez
Name: Rita Lopez
Title: Vice President

ACKNOWLEDGED AND AGREED
for purposes of Sections 7.01 and 7.02:

EMC MORTGAGE CORPORATION
as Seller

By: /s/ Mark Ehrenreich
Name: Mark Ehrenreich
Title: Senior Vice President

EXHIBIT A-1

FORM OF CLASS E CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO
THE CLASS A NOTES AND CLASS B NOTES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR AND THE OWNER TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY SECURITIES ADMINISTRATOR AND THE OWNER TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 3.04 AND SECTION 3.07 OF THE AGREEMENT.

Certificate No. 1	Percentage Interest: 100%

Class E

Date of Amended and Restated Trust Agreement: As of March 6, 2007	Initial Certificate Notional Amount of this Certificate as of the related Cut-off Date: $[ ]

Cut-off Date: February 15, 2007

First Payment Date: March 13, 2007	Aggregate Certificate Notional Amount of this Certificate as of the related Cut-off Date: $[ ]

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [ ]

Last Scheduled Payment Date: [ ]

GREENPOINT MORTGAGE FUNDING TRUST 2007-HE1
MORTGAGE-BACKED CERTIFICATES
SERIES 2007-HE1

evidencing a Percentage Interest in the distributions allocable to the Class E Certificates with respect to a Trust Estate consisting primarily of a pool of HELOCs that are secured by first and second liens on one- to four- family residences sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I LLC”).

This Certificate is payable solely from the assets of the Trust Estate relating to the HELOCs, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Owner Trustee, the Indenture Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying HELOCs are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Owner Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Estate”) generally consisting primarily of a pool of home equity lines of credit that are secured by first and second liens on one- to four- family residences (collectively, the “HELOCs”) sold by Bear Stearns Asset Backed Securities I LLC (“Depositor”). The HELOCs were sold by EMC Mortgage Corporation (“EMC”) to Bear Stearns Asset Backed Securities I LLC. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the HELOCs (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Estate was created pursuant to the Trust Agreement, dated as of February 13, 2007 between the Depositor and Wilmington Trust Company (the “Owner Trustee”), as amended and restated by the Amended and Restated Trust Agreement, dated as of March 6, 2007, among the Depositor, the Owner Trustee, and LaSalle as securities administrator (in that capacity, the “Securities Administrator”) (the “Agreement”) a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 13th day of each month, or, if such 13th day is not a Business Day, the immediately following Business Day (each, a “Payment Date”), commencing on the First Payment Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Payment Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Payments on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final payment on this Certificate will be made after due notice by the Securities Administrator of the pendency of such payment and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Estate or of the Depositor, the Seller, the Securities Administrator, the Owner Trustee, or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Owner Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class E Certificate will be made unless the Securities Administrator shall have received a representation letter, in the form as described in Section 3.04 and Section 3.07 of the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan pursuant to 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Estate formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Estate for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the related Certificateholders under the Agreement from time to time by the parties thereto with the written consent of the Note Insurer and the Holders of the Class or Classes of related Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Owner Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Owner Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Estate related to the HELOCs created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last HELOC remaining in the Trust Estate relating to the HELOCs and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any HELOC and (B) the remittance of all funds relating to the HELOCs due under the Agreement, or (ii) the optional repurchase by the party named in the Indenture dated as of the March 6, 2007 among Greenpoint Mortgage Funding Trust 2007-HE1, as Issuing Entity, the Indenture Trustee and the Securities Administrator (the “Indenture”) of all the HELOCs and other assets of the Trust Estate related to the HELOCs in accordance with the terms of the Indenture. Such optional repurchase may be made only on or after the first Payment Date on which the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Notes as of the Cut-off Date as set forth in the Indenture. The exercise of such right will effect the early retirement of the related Certificates. In no event, however, will the Trust Estate related to the HELOCs created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 8.06 of the Indenture and (ii) the Latest Possible Maturity Date as specified in the Indenture.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Owner Trustee has caused this Certificate to be duly executed on behalf of the Trust.

Dated: March 6, 2007
GREENPOINT MORTGAGE FUNDING TRUST 2007-HE1

By Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class E Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, not in its individual
capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	________________________________________________________
Signature by or on behalf of assignor

__________________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-2

CLASS S CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 3.04 AND 3.07 OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, (3) SUCH TRANSFEREE IS A UNITED STATES PERSON, AND (4) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR NON-UNITED STATES PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. 1

Class S	Percentage Interest: 100%

Date of Amended and Restated Trust Agreement: As of March 6, 2007

Cut-off Date: February 15, 2007

First Payment Date: March 13, 2007	CUSIP: [ ]

Master Servicer and Securities Administrator: LaSalle Bank National Association

Last Scheduled Payment Date: [ ]

GREENPOINT MORTGAGE FUNDING TRUST 2007-HE1
MORTGAGE-BACKED CERTIFICATES
SERIES 2007-HE1

evidencing a Percentage Interest in the distributions allocable to the Class S Certificates with respect to a Trust Estate consisting primarily of a pool of HELOCs that are secured by first and second liens on one- to four- family residences sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I LLC”).

This Certificate is payable solely from the assets of the Trust Estate relating to the HELOCs, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Owner Trustee, the Indenture Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying HELOCs are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Owner Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Estate”) generally consisting primarily of a pool of home equity lines of credit that are secured by first and second liens on one- to four- family residences (collectively, the “HELOCs”) sold by Bear Stearns Asset Backed Securities I LLC (“Depositor”). The HELOCs were sold by EMC Mortgage Corporation (“EMC”) to Bear Stearns Asset Backed Securities I LLC. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the HELOCs (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Estate was created pursuant to the Trust Agreement, dated as of February 13, 2007 between the Depositor and Wilmington Trust Company (the “Owner Trustee”), as amended and restated by the Amended and Restated Trust Agreement, dated as of March 6, 2007, among the Depositor, the Owner Trustee, and LaSalle as securities administrator (in that capacity, the “Securities Administrator”) (the “Agreement”) a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Owner Trustee, the Note Insurer, the Securities Administrator, the Certificate Registrar and the Depositor of, among other things, an affidavit and agreement to the effect that it is a Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 13th day of each month, or, if such 13th day is not a Business Day, the immediately following Business Day (each, a “Payment Date”), commencing on the First Payment Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Payment Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Payments on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final payment on this Certificate will be made after due notice by the Securities Administrator of the pendency of such payment and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Class S Certificate will be made unless the Securities Administrator shall have received a representation letter, in the form as described in Section 3.04 and Section 3.07 of the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan, pursuant to 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Estate formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Estate for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the related Certificateholders under the Agreement from time to time by the parties thereto with the written consent of the Note Insurer and the Holders of the Class or Classes of related Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Owner Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Owner Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Estate related to the HELOCs created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last HELOC remaining in the Trust Estate relating to the HELOCs and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any HELOC and (B) the remittance of all funds relating to the HELOCs due under the Agreement, or (ii) the optional repurchase by the party named in the Indenture dated as of the March 6, 2007 among Greenpoint Mortgage Funding Trust 2007-HE1, as Issuing Entity, the Indenture Trustee and the Securities Administrator (the “Indenture”) of all the HELOCs and other assets of the Trust Estate related to the HELOCs in accordance with the terms of the Indenture. Such optional repurchase may be made only on or after the first Payment Date on which the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Notes as of the Cut-off Date as set forth in the Indenture. The exercise of such right will effect the early retirement of the related Certificates. In no event, however, will the Trust Estate related to the HELOCs created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 8.06 of the Indenture and (ii) the Latest Possible Maturity Date as specified in the Indenture.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Owner Trustee has caused this Certificate to be duly executed on behalf of the Trust.

Dated: March 6, 2007
GREENPOINT MORTGAGE FUNDING TRUST 2007-HE1

By Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class S Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, not in its individual
capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	________________________________________________________
Signature by or on behalf of assignor

__________________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-3

CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 3.04 AND SECTION 3.07 OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, (3) SUCH TRANSFEREE IS A UNITED STATES PERSON, AND (4) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR NON-UNITED STATES PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. 1

Class R	Percentage Interest: 100%

Date of Amended and Restated Trust Agreement: As of March 6, 2007

Cut-off Date: February 15, 2007

First Payment Date: March 13, 2007	CUSIP: [ ]

Master Servicer and Securities Administrator: LaSalle Bank National Association

Last Scheduled Payment Date: [ ]

GREENPOINT MORTGAGE FUNDING TRUST 2007-HE1
MORTGAGE-BACKED CERTIFICATES
SERIES 2007-HE1

evidencing a Percentage Interest in the distributions allocable to the Class R Certificates with respect to a Trust Estate consisting primarily of a pool of HELOCs that are secured by first and second liens on one- to four- family residences sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I LLC”).

This Certificate is payable solely from the assets of the Trust Estate relating to the HELOCs, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Owner Trustee, the Indenture Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying HELOCs are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Owner Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Estate”) generally consisting primarily of a pool of home equity lines of credit that are secured by first and second liens on one- to four- family residences (collectively, the “HELOCs”) sold by Bear Stearns Asset Backed Securities I LLC (“Depositor”). The HELOCs were sold by EMC Mortgage Corporation (“EMC”) to Bear Stearns Asset Backed Securities I LLC. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the HELOCs (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Estate was created pursuant to the Trust Agreement, dated as of February 13, 2007 between the Depositor and Wilmington Trust Company (the “Owner Trustee”), as amended and restated by the Amended and Restated Trust Agreement, dated as of March 6, 2007, among the Depositor, the Owner Trustee, and LaSalle as securities administrator (in that capacity, the “Securities Administrator”) (the “Agreement”) a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Owner Trustee, the Note Insurer, the Securities Administrator, the Certificate Registrar and the Depositor of, among other things, an affidavit and agreement to the effect that it is a Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 13th day of each month, or, if such 13th day is not a Business Day, the immediately following Business Day (each, a “Payment Date”), commencing on the First Payment Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Payment Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Payments on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final payment on this Certificate will be made after due notice by the Securities Administrator of the pendency of such payment and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Class R Certificate will be made unless the Securities Administrator shall have received a representation letter, in the form as described in Section 3.04 and Section 3.07 of the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan, pursuant to 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Estate formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Estate for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the related Certificateholders under the Agreement from time to time by the parties thereto with the written consent of the Note Insurer and the Holders of the Class or Classes of related Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Owner Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Owner Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Estate related to the HELOCs created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last HELOC remaining in the Trust Estate relating to the HELOCs and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any HELOC and (B) the remittance of all funds relating to the HELOCs due under the Agreement, or (ii) the optional repurchase by the party named in the Indenture dated as of the March 6, 2007 among Greenpoint Mortgage Funding Trust 2007-HE1, as Issuing Entity, the Indenture Trustee and the Securities Administrator (the “Indenture”) of all the HELOCs and other assets of the Trust Estate related to the HELOCs in accordance with the terms of the Indenture. Such optional repurchase may be made only on or after the first Payment Date on which the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Notes as of the Cut-off Date as set forth in the Indenture. The exercise of such right will effect the early retirement of the related Certificates. In no event, however, will the Trust Estate related to the HELOCs created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 8.06 of the Indenture and (ii) the Latest Possible Maturity Date as specified in the Indenture.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Owner Trustee has caused this Certificate to be duly executed on behalf of the Trust.

Dated: March 6, 2007
GREENPOINT MORTGAGE FUNDING TRUST 2007-HE1

By Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, not in its individual
capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	______________________________________________________________
Signature by or on behalf of assignor

__________________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-4

CLASS X CERTIFICATE

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL OR INTEREST.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTIONS 3.04 AND 3.07 OF THE AGREEMENT.

Certificate No.1

Class X	Percentage Interest: 100%

Date of Amended and Restated Trust Agreement and Cut-off Date: March 6, 2007

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [ ]

GREENPOINT MORTGAGE FUNDING TRUST 2007-HE1
MORTGAGE-BACKED CERTIFICATE
SERIES 2007-HE1

evidencing a fractional undivided interest in the distributions allocable to the Class X Certificates.

This Certificate is entitled to distributions with respect to certain HELOCs that are initially assets of the Trust Estate relating to the HELOCs, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Owner Trustee, the Indenture Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying HELOCs are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Owner Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Estate”) generally consisting primarily of a pool of home equity lines of credit that are secured by first and second liens on one- to four- family residences (collectively, the “HELOCs”) sold by Bear Stearns Asset Backed Securities I LLC (“Depositor”). The HELOCs were sold by EMC Mortgage Corporation (“EMC”) to Bear Stearns Asset Backed Securities I LLC. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the HELOCs (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Estate was created pursuant to the Trust Agreement, dated as of February 13, 2007 between the Depositor and Wilmington Trust Company (the “Owner Trustee”), as amended and restated by the Amended and Restated Trust Agreement, dated as of March 6, 2007, among the Depositor, the Owner Trustee, and LaSalle as securities administrator (in that capacity, the “Securities Administrator”) (the “Agreement”) a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

No transfer of this Class X Certificate will be made unless the Securities Administrator shall have received a representation letter in the form as described in Section 3.04 and Section 3.07 of the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan pursuant to 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Estate formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate agrees that it will look solely to the Trust Estate for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator and the Indenture Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the related Certificateholders under the Agreement from time to time by the parties thereto with the written consent of the Note Insurer and the Holders of the Class or Classes of related Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Owner Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Owner Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Estate related to the HELOCs created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last HELOC remaining in the Trust Estate relating to the HELOCs and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any HELOC and (B) the remittance of all funds relating to the HELOCs due under the Agreement, or (ii) the optional repurchase by the party named in the Indenture dated as of the March 6, 2007 among Greenpoint Mortgage Funding Trust 2007-HE1, as Issuing Entity, the Indenture Trustee and the Securities Administrator (the “Indenture”) of all the HELOCs and other assets of the Trust Estate related to the HELOCs in accordance with the terms of the Indenture. Such optional repurchase may be made only on or after the first Payment Date on which the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Notes as of the Cut-off Date as set forth in the Indenture. The exercise of such right will effect the early retirement of the related Certificates. In no event, however, will the Trust Estate related to the HELOCs created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 8.06 of the Indenture and (ii) the Latest Possible Maturity Date as specified in the Indenture.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Owner Trustee has caused this Certificate to be duly executed on behalf of the Trust.

Dated: March 6, 2007
GREENPOINT MORTGAGE FUNDING TRUST 2007-HE1

By Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class X Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, not in its individual
capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	______________________________________________________________
Signature by or on behalf of assignor

__________________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT B

CERTIFICATE OF TRUST OF
Greenpoint Mortgage Funding Trust 2007-HE1

THIS Certificate of Trust of Greenpoint Mortgage Funding Trust 2007-HE1 (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed by this Certificate is Greenpoint Mortgage Funding Trust 2007-HE1.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

Wilmington Trust Company,
not in its individual capacity but solely as owner trustee

By: ________________________________
Name:
Title:

EXHIBIT C

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

Affidavit pursuant to Section 860E(e)(4) of the
Internal Revenue Code of 1986, as amended, and
for other purposes

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The undersigned is the [Title of Officer] of [Name of Transferee] (the “Investor”), the proposed transferee of an ownership interest in the Greenpoint Mortgage Funding Trust 2007-HE1, Series 2007-HE1, Class [S][R] Certificates (the “Certificates”) issued pursuant to the Amended and Restated Trust Agreement (the “Agreement”) relating to the Certificates, dated as of March 6, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), Wilmington Trust Company, as owner trustee (“the Trustee”) and LaSalle Bank National Association, as securities administrator (the “Securities Administrator”), and makes this affidavit on behalf of the Investor for the benefit of the Depositor, the Securities Administrator, the Note Insurer, the Certificate Registrar and the Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.

1.  The Investor is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Investor is not acquiring its ownership interest in the Certificates for the account of a Person other than a Permitted Transferee.

2.  The Investor has been advised and understands that (i) a tax will be imposed on Transfers of the Certificates to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if a subsequent Transferee furnishes to such Person an affidavit that such subsequent Transferee is a Permitted Transferee, and at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

3.  The Investor has been advised and understands that a tax will be imposed on a “pass-through entity” holding the Certificates if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Investor understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury regulations, Persons holding interests in pass-through entities as a nominee for another Person.)

4.  The Investor has reviewed the provisions of Section 3.04(g) of the Agreement and understands the legal consequences of the acquisition of an ownership interest in the Certificates, including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding any prohibited Transfers and mandatory sales. The Investor expressly agrees to be bound by, and to abide by, such provisions of the Agreement and the restrictions noted on the face of the Certificates. The Investor understands and agrees that any breach of any of the representations included herein shall render the Transfer of the Certificates to the Investor contemplated hereby null and void. The Investor consents to any amendment of the Agreement that shall be deemed necessary by the Depositor (upon advice of nationally recognized counsel) to constitute a reasonable arrangement to ensure that the Certificates will not be owned directly or indirectly by a Person other than a Permitted Transferee.

5.  The Investor agrees not to Transfer the Certificates, or cause the Transfer of the Certificates by a Person for whom the Investor is acting as nominee, trustee or agent, in each case unless it has received an affidavit in substantially the same form as this affidavit containing these same representations and covenants from the subsequent transferee. In connection with any such Transfer by the Investor, the Investor agrees to deliver to the Trustee, the Securities Administrator, the Note Insurer, the Certificate Registrar and the Depositor a certificate substantially in the form set forth as Exhibit G to the Agreement to the effect that the Investor has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

6.  The Investor has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes associated with holder an ownership interest in the Certificates may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Investor does not have the intention, and no purpose of the Transfer of the Certificate to the Investor is, to impede the assessment or collection of any tax legally required to be paid with respect to the Certificates.

7.  The Investor’s U.S. taxpayer identification number is [_____________].

8.  The Investor is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “United State Person”).

9.  The Investor is aware that the Certificates may be a “noneconomic residual interest” within the meaning of Treasury regulations promulgated under Section 860E of the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

10.  The Investor will not cause income from the Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other United States Person.

11.  Check one of the following:

[_]  The Transfer of the Certificates complies with U.S. Treasury Regulation Sections 1.860E-1(c)(7) and (8) and, accordingly:

(i) the present value of the anticipated tax liabilities associated with holding the Certificates does not exceed the sum of:

(a)	the present value of any consideration given to the Investor to acquire such Certificates;

(b)	the present value of the expected future distributions on such Certificates; and

(c)	the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses; and

(ii) the Transfer of the Certificates will not result in such Certificates being held, directly or indirectly, by a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other United States Person.

For purposes of the calculation in clause (i) above, (x) the Investor is assumed to pay tax at the highest rate currently specified in Section 11(b)(1) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Investor has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (y) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Investor.

[_]  The Transfer of the Certificates complies with U.S. Treasury Regulation Sections 1.860E-1(c)(5) and (6) and, accordingly:

(i)	the Investor is an “eligible corporation,” as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), as to which income from the Certificates will only be taxed in the United States;

(ii)
at the time of the Transfer, and at the close of the Investor’s two fiscal years preceding the fiscal year of the transfer, the Investor had gross assets for financial reporting purposes (excluding any obligation of a “related person” to the Investor within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii) and any other asset the principal purpose of which is to permit the Investor to satisfy the condition of this clause (ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)
the Investor will transfer the Certificates only to another “eligible corporation,” as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction in which the requirements of U.S. Treasury Regulation Sections 1.860E-1(c)(4)(i), (ii) and (iii) and -1(c)(5) are satisfied and, accordingly, the subsequent transferee provides a similar affidavit with this box checked; and

(iv)
the Investor determined the consideration paid to it to acquire the Certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Investor) that it has determined in good faith and has concluded that such consideration, together with other assets of the Investor, will be sufficient to cover the taxes associated with the Certificates.

[_]  None of the above.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
Name:	[Name of Officer]
Title:	[Title of Officer]
[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

______________,200___

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association,
as Securities Administrator
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention:     Global Securities and Trust Services -
Greenpoint Mortgage Funding Trust 2007-HE1

Re:         Greenpoint Mortgage Funding Trust 2007-HE1 Trust Certificates,
Series 2007-HE1 (the “Certificates”)

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Certificate Principal Balance of the Greenpoint Mortgage Funding Trust 2007-HE1 Trust Certificates, Series 2007-HE1, Class _____ (the “Certificates”), issued pursuant to a Trust Agreement, dated as of February 13, 2007 between the Bear Stearns Asset Backed Securities I LLC as depositor (the “Depositor”), and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), as amended and restated by the Amended and Restated Trust Agreement, dated as of March 6, 2007, among the Depositor, the Owner Trustee, and LaSalle Bank National Association, as securities administrator (the “Securities Administrator”). The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Securities Administrator that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Trust Agreement.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT E

FORM OF INVESTMENT LETTER-NON RULE 144A

[Date]
[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association,
as Securities Administrator
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention:     Global Securities and Trust Services -
Greenpoint Mortgage Funding Trust 2007-HE1

Re:        Greenpoint Mortgage Funding Trust 2007-HE1 Trust Certificates,
Series 2007-HE1 (the “Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Certificates, we confirm that:

(i)
we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)
any information we desired concerning the Certificates, including the Certificates, the trust, in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Certificates has been made available to us;

(iii)
we are able to bear the economic risk of investment in Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)	we are acquiring Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Certificates;

(v)
we agree the Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)
we agree that in the event that at some future time we wish to dispose of or exchange any of the Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Trust Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Trust Agreement (as defined below) (or such other documentation as may be acceptable to the Securities Administrator) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B) if the Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if LaSalle Bank National Association (the “Securities Administrator”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)
we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Trust Agreement, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Trust Agreement;

(viii)
we are not acquiring the Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986 (each, a “Plan”) or with “plan assets” of a Plan pursuant to 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

(ix)
We understand that each of the Certificates bears, and will continue to bear, a legend to substantiate the following effect: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR AND THE OWNER TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY SECURITIES ADMINISTRATOR AND THE OWNER TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 3.04 AND SECTION 3.07 OF THE AGREEMENT.

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, dated as of February 13, 2007 between the Bear Stearns Asset Backed Securities I LLC as depositor (the “Depositor”), and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), as amended and restated by the Amended and Restated Trust Agreement, dated as of March 6, 2007, among the Depositor, the Owner Trustee, and LaSalle Bank National Association, as securities administrator (the “Securities Administrator”).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): ________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

EXHIBIT F

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association,
as Securities Administrator
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention:     Global Securities and Trust Services -
Greenpoint Mortgage Funding Trust 2007-HE1

Re:         Greenpoint Mortgage Funding Trust 2007-HE1 Trust Certificates,
Series 2007-HE1 (the “Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2. The dollar amount set forth above is:

a.	greater than $100 million and the undersigned is one of the following entities:

(x)	[_]	an insurance company as defined in Section 2(13) of the Act[1] ; or

(y)	[_]	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

(z)	[_]	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

(aa)	[_]
a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(bb)	[_]	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

(cc)	[_]
a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(dd)	[_]	a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

(ee)	[_]	an investment adviser registered under the Investment Advisers Act; or

b.	[_]	greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

c.	[_]
less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.	[_]
less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.	[_]	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Certificates, it will not transfer or exchange any of the Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Trust Agreement, dated as of February 13, 2007 between the Bear Stearns Asset Backed Securities I LLC as depositor (the “Depositor”), and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), as amended and restated by the Amended and Restated Trust Agreement, dated as of March 6, 2007, among the Depositor, the Owner Trustee, and LaSalle Bank National Association, as securities administrator (the “Securities Administrator”), and in its capacity as Securities Administrator, as certificate registrar and certificate paying agent (the “Certificate Registrar”), pursuant to which the Certificates were issued.

The undersigned certifies that it is not acquiring the Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986 (each, a “Plan”), or with “plan assets” of a Plan pursuant to 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):___________________

1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

EXHIBIT G

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The undersigned is the [Title of Officer] of [Name of Transferor] (the “Owner”), the proposed transferor of an ownership interest in the Greenpoint Mortgage Funding Trust 2007-HE1, Series 2007-HE1, Class [S][R] Certificates (the “Certificates”) issued pursuant to the Amended and Restated Trust Agreement (the “Agreement”) relating to the Certificates, dated as of March 6, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), Wilmington Trust Company, as owner trustee (“the Trustee”) and LaSalle Bank National Association, as securities administrator (the “Securities Administrator”), and makes this affidavit on behalf of the Investor for the benefit of the Depositor, the Securities Administrator, the Note Insurer, the Certificate Registrar and the Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.

1.  The Owner is not transferring the Certificates to impede the assessment or collection of any tax.

2.  The Owner has no actual knowledge that the proposed transferee of the Certificates: (i) has insufficient assets to pay any taxes that would be owed by such transferee as Holder of the Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Certificates remains outstanding; and (iii) is not a Permitted Transferee.

3.  The Owner understands that the proposed transferee has delivered to the Trustee, the Securities Administrator, the Note Insurer, the Certificate Registrar and the Depositor a transfer affidavit and agreement in the form attached to the Agreement as Exhibit C. The Owner does not know or believe that any representation contained therein is false.

4.  At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the proposed transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the proposed transferee will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of the Certificates may not be respected for U.S. federal income tax purposes (and the Owner may continue to be liable for U.S. federal income taxes associated therewith) unless the Owner has conducted such an investigation.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF OWNER]

By:
Name:	[Name of Officer]
Title:	[Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.